Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-231920) of Scholar Rock Holding Corporation, and

2.	Registration Statement (Form S-8 No. 333-225192) pertaining to the equity incentive plan of Scholar Rock Holding Corporation;

of our report dated March 12, 2020, with respect to the consolidated financial statements of Scholar Rock Holding Corporation, included in this Annual Report (Form 10-K) of Scholar Rock Holding Corporation for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

March  12, 2020